EXHIBIT 11

                     STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                         For the Twelve Months Ended June 30,
                      -------------------------------------------------------------------------
                               1995                      1994                    1993
                      -----------------------   ---------------------   -----------------------
                                     Fully                   Fully                     Fully
                        Primary     Diluted      Primary     Diluted      Primary      Diluted
                      ----------  ----------   ---------  ----------   ----------  -----------


Weighted average
 shares outstanding:

  Common Stock        12,395,891  12,395,891   12,350,959  12,350,959   10,719,615  10,719,615
  Shares available
    under options        202,211     202,211      429,728     429,728            -           -
                      ----------  ----------   ----------  ----------   ----------  ----------

Weighted average
 common and common
 equivalent shares
 outstanding          12,598,102  12,598,102   12,780,687  12,780,687   10,719,615  10,719,615
                      ==========  ==========   ==========  ==========   ==========  ==========

Net income (loss)
 before extraordinary
 items                  $127,827    $127,827     $204,851    $204,851    ($197,947) ($197,947)
                      ==========  ==========   ==========  ==========   ==========  =========

Earnings per share
 before extraordinary
 items                     $0.01       $0.01        $0.02       $0.02       ($0.02)    ($0.02)
                      ==========  ==========   ==========  ==========   ==========  =========


Net income (loss)       $127,827    $127,827     $204,851    $204,851     ($90,931)  ($90,931)
                      ==========  ==========   ==========  ==========   ==========  =========

Earnings per share         $0.01       $0.01        $0.02       $0.02       ($0.01)    ($0.01)
                      ==========  ==========   ==========  ==========   ==========  ==========
